GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, A. Desmarais, a member of the Board of Directors of Great-West Life & Annuity Insurance Company, a Colorado corporation, do hereby constitute and appoint R.G. Schultz and G.R. Derback, and each of them, as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities to execute registration statements of COLI VUL-4 Series Account of Great-West Life & Annuity Insurance Company on Form N-6 (relating to the Great-West Life & Annuity Insurance Company Individual Retirement Bonus Product), or any successor form of registration statement of the Securities and Exchange Commission, filed under the Securities Act of 1933 and/or the Investment Company Act of 1940 and any and all amendments thereto, with all exhibits, instruments, and other documents necessary or appropriate in connection therewith, and to file with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all and every act and thing requisite to all intents and purposes that said attorney in fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of June, 2007.

/s/ A. Desmarais

A. Desmarais

Member, Board of Directors

Great-West Life & Annuity Insurance Company

Witness:

/s/ Hugette Menard

Name: Hugette Menard